Exhibit 99.1

MIVA, Inc.	Press Release

Peter Corrao
President & CEO
Peter.Corrao@miva.com
(212) 231-2000

MIVA Announces First Quarter 2009 Results

Capital Position Strengthened Following Asset Sale of MIVA Media; Streamlined Operation to Focus on ALOT Toolbar, Homepage and Desktop Products

NEW YORK, NY — May 20, 2009 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the first quarter ended March 31, 2009.

Summary of First Quarter 2009 Results from Continuing Operations:

•                  Revenue of $6.2 million in Q1 2009, compared to revenue of $8.5 million in Q4 2008;

•                  Gross margins of 93% in Q1 2009, compared to 96% in Q4 2008;

•                  EBITDA loss of $2.7 million in Q1 2009, which included $0.5 million non-cash compensation expense, compared to an EBITDA loss of $9.2 million in Q4 2008. Q4 2008 EBITDA included $7.9 million non-cash tangible and intangible asset impairment charges and $0.5 million non-cash compensation expense;

•                  Adjusted EBITDA loss of $2.3 million in Q1 2009, compared to Adjusted EBITDA loss of $0.9 million in Q4 2008; and

•                  GAAP net loss from continuing operations of $2.8 million or $(0.08) per basic share in Q1 2009, compared to GAAP net loss from continuing operations of $8.9 million or $(0.27) per basic share in Q4 2008.

“There were significant changes to our business in the first quarter of 2009 following the asset sale of our MIVA Media U.S. and E.U. operations. We believe the sale represents the important final stage in our strategy of transitioning out of our third-party ad network and into our consumer-oriented MIVA Direct business and we are optimistic about the opportunities that this transition presents.”

“Following the transaction, we believe we have an advertising strategy in place for 2009 that should enable us to leverage our strengthened capital position in order to further develop and expand our ALOT product portfolio,” commented Peter Corrao, President and Chief Executive Officer.

First Quarter Results from Continuing Operations(1)

(1) On March 12, 2009, the Company sold certain assets relating to its MIVA Media division.  Following the sale, the Company no longer operates the MIVA Media business (see NOTE C — ‘Sale of MIVA Media Division’ — in the Company’s Form 10-Q for Q1 2009 filed with the U.S. Securities and Exchange Commission), and as a result these operations are presented as discontinued for all periods presented.

Revenue was $6.2 million in Q1 2009, compared to revenue of $8.5 million in Q4 2008. The $2.3 million decrease was due primarily to a combination of a decline in active users of our toolbar, homepage and desktop products and a decrease in revenue rates per user.

Gross margins were 93% in Q1 2009, compared to 96% in Q4 2008. Gross margin excludes advertising spend of $4.3 million in Q1 2009 and $5.2 million in Q4 2008, which is included in consolidated operating expenses within the marketing, sales and service category.

Total operating expenses were $8.5 million in Q1 2009, compared to $17.3 million in Q4 2008. The operating expenses in Q1 2009 included $0.5 million of non-cash compensation expense.  The operating expenses in Q4 2008 included $7.9 million non-cash tangible and intangible asset impairment charges and $0.5 million of non-cash compensation expense.

EBITDA was a loss of $2.7 million in Q1 2009, compared to an EBITDA loss of $9.2 million in Q4 2008. Q1 2009 EBITDA included $0.5 million non-cash compensation expense.  Q4 2008 EBITDA included $7.9 million non-cash tangible and intangible asset impairment charges and $0.5 million non-cash compensation expense.

Adjusted EBITDA was a loss of $2.3 million in Q1 2009, compared to Adjusted EBITDA loss of $0.9 million in Q4 2008. Q1 2009 Adjusted EBITDA loss excluded $0.5 million non-cash compensation expense.  Q4 2008 Adjusted EBITDA loss excluded $7.9 million non-cash tangible and intangible asset impairment charges and $0.5 million non-cash compensation expense.

GAAP net loss from continuing operations of $2.8 million or $(0.08) per basic share in Q1 2009, compared to GAAP net loss from continuing operations of $8.9 million or $(0.27) per basic share in Q4 2008.

Adjusted net loss from continuing operations was $2.4 million or $(0.07) per diluted share in Q1 2009, compared to Adjusted net loss from continuing operations of $0.5 million or $(0.02) per diluted share in Q4 2008. Q1 2009 Adjusted net loss excluded $0.5 million non-cash compensation expense. Q4 2008 Adjusted net loss excluded $7.9 million non-cash tangible and intangible asset impairment charges and $0.5 million non-cash compensation expense.

Cash and cash equivalents were $11.6 million at March 31, 2009, an increase of $4.9 million from December 31, 2008 cash of $6.7 million. The Q4 2008 balance included a $4.0 million draw down from the Company’s line of credit with Bridge Bank, N.A. The increase of $4.9 million from Q4 2008 to Q1 2009 included the net proceeds from the sale of the Company’s MIVA Media U.S. and E.U. operations.

As of March 31, 2009, the Company had an active base of approximately 50 full time employees, down from 129 at December 31, 2008. The decrease from December 31, 2008 is due primarily to the transfer of approximately 75 of Company’s staff to Adknowledge as part of the sale of the Company’s MIVA Media U.S. and E.U operations.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on May 20, 2009, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.mivainc.com/events.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.mivainc.com/events.cfm. Interested parties may email questions in advance to Peter Corrao of MIVA, Inc. at peter.corrao@miva.com.

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures.

About MIVA, Inc.

MIVA, Inc. (NASDAQ:MIVA) is an Internet company that owns and operates the ALOT product portfolio. ALOT’s products are designed to ‘Make the Internet Easy’ by enhancing the way consumers engage with content online. The company’s millions of active users utilize ALOT to discover ‘best-of-the-web’ third party content, display that content through customizable toolbar, homepage and desktop products and deliver high value search traffic to the Company for in-house and third-party monetization.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate”, “plan,” “will,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2009.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months ended March 31, 2008 and 2009, included in this press release is set forth below.

MIVA, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Revenues	$6,234	$12,070
Cost of services	456	746
Gross profit	5,778	11,324
Operating expenses
Marketing, sales, and service	4,753	8,170
General and administrative	3,077	4,222
Product development	698	848
Amortization	—	492
Restructuring Charges	—	—
Total operating expenses	8,528	13,732
Loss from operations	(2,750)	(2,408)
Interest (expense), net	(82)	103
Loss before provision for income taxes	(2,832)	(2,305)
Income tax expense	14	13
Net loss from continuing operations	$(2,846)	$(2,318)
Loss from discontinued operations	$(5,158)	$(2,808)
Gain on sale of discontinued operations	6,926	—
Net loss	$(1,078)	$(5,126)
Basic loss per share
Continuing operations	$(0.08)	$(0.07)
Discontinued operations	$0.05	$(0.09)
Diluted loss per share
Continuing operations	$(0.08)	$(0.07)
Discontinued operations	$0.05	$(0.09)
Weighted-average number of common shares outstanding
Basic	33,197	32,546
Diluted	33,197	32,546

MIVA, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)

Revenues	$6,234	$8,463
Cost of services	456	368
Gross profit	5,778	8,095
Operating expenses
Marketing, sales, and service	4,753	5,615
General and administrative	3,077	2,973
Product development	698	858
Impairment loss	—	7,927
Restructuring Charges	—	(26)
Total operating expenses	8,528	17,347
Loss from operations	(2,750)	(9,252)
Interest (expense), net	(82)	(30)
Exchange rate loss	—	(0)
Loss before provision for income taxes	(2,832)	(9,282)
Income tax expense (benefit)	14	(410)
Net loss from continuing operations	$(2,846)	$(8,872)
Loss from discontinued operations	$(5,158)	(14,463)
Gain on sale of discontinued operations	6,926	—
Net loss	$(1,078)	$(23,335)
Basic loss per share
Continuing operations	$(0.08)	$(0.27)
Discontinued operations	$0.05	$(0.44)
Diluted loss per share
Continuing operations	$(0.08)	$(0.27)
Discontinued operations	$0.05	$(0.44)
Weighted-average number of common shares outstanding
Basic	33,197	32,621
Diluted	33,197	32,621

Reconciliations to Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months	Three Months
	Ended	Ended
Additional information:	March 31, 2009	March 31, 2008

Adjusted EBITDA	$(2,264)	$(1,138)
Adjusted net loss	$(2,386)	$(1,220)
Adjusted net loss per share	$(0.07)	$(0.04)

	Three Months	Three Months
	Ended	Ended
Additional information:	March 31, 2009	December 31, 2008

Adjusted EBITDA	$(2,264)	$(882)
Adjusted net loss	$(2,386)	$(512)
Adjusted net loss per share	$(0.07)	$(0.02)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(2,846)	$(2,318)
Interest (expense), net and exchange rate gain	82	(103)
Income tax expense	14	13
Depreciation	26	172
Amortization	—	492
EBITDA	(2,724)	(1,744)
Restructuring Charges	—	—
Non cash compensation charge	460	606
Adjusted EBITDA	$(2,264)	$(1,138)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	December 31, 2008
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(2,846)	$(8,872)
Interest income, net and exchange rate gain	82	30
Income tax expense	14	(410)
Depreciation	26	10
EBITDA	(2,724)	(9,242)
Impairment loss	—	7,927
Non cash compensation charge	460	459
Restructuring charges	—	(26)
Adjusted EBITDA	$(2,264)	$(882)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
Reconciliation of Net Loss to Adjusted Net Income (Loss)
Net loss from continuing operations	$(2,846)	$(2,318)
Amortization	—	492
Non cash compensation charges	460	606
Adjusted net income (loss)	$(2,386)	$(1,220)
Adjusted net income (loss) per share	(0.07)	(0.04)
Shares used in per share calculation - basic / diluted	33,197	32,546

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	December 31, 2008

Reconciliation of Net Loss to Adjusted Net Loss
Net loss from continuing operations	$(2,846)	$(8,872)
Impairment loss on goodwill and other intangible assets	—	7,927
Non cash compensation charges	460	459
Restructuring charges	—	(26)
Adjusted net loss	$(2,386)	$(512)
Adjusted net loss per share	$(0.07)	$(0.02)
Shares used in per share calculation - basic / diluted	33,197	32,621

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,554	$6,699
Accounts receivable, less allowance for doubtful accounts of $2,358 and $1,242 at March 31, 2009 and December 31, 2008	2,927	11,204
Deferred tax assets	167	167
Income Tax Receivable	—	247
Prepaid expenses and other current assets	1,096	1,584

Total current assets	15,744	19,901

Property and equipment, net	$224	$4,975
Restricted Cash	$344	$2,000
Other Assets	682	703

TOTAL ASSETS	$16,994	$27,579

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	4,162	6,609
Accrued expenses	6,944	9,620
Deferred revenue	623	1,914
Current portion of long-term debt	546	783

TOTAL CURRENT LIABILITIES	$12,275	$18,926

Deferred tax liabilities long-term	167	167
Long term debt	—	4,595
Other long-term liabilities	1,530	1,305

TOTAL LIABILITIES	$13,972	$24,993

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 35,052 and 34,480, respectively; outstanding 33,296 and 32,731, respectively	35	34
Additional paid-in capital	269,834	268,841
Treasury stock; 1,756 and 1,749 shares at cost, respectively	(6,720)	(6,719)
Accumulated other comprehensive income	12,914	12,393
Accumulated Deficit	(273,041)	(271,963)

Total stockholders’ equity	3,022	2,586

Total liabilities and stockholders’ equity	$16,994	$27,579